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                                                                      EXHIBIT 21

                           KAISER GROUP HOLDINGS, INC.
                    9300 Lee Highway, Fairfax, Virginia 22031
                                 (703) 934-3300

Kaiser Group Holdings, Inc.'s consolidated subsidiaries are listed below. Consolidated subsidiaries that are less than wholly owned are indicated by the ownership percentage figure in parentheses following the name of the consolidated subsidiary.

                                                                                       JURISDICTION
CONSOLIDATED SUBSIDIARY                                                                OF FORMATION
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
I.   Kaiser Group International, Inc.                                                      Delaware
     II.   Henry J. Kaiser Development Corporation, Inc.                                   Delaware
     II.   Kaiser Engineers Group, Inc.                                                    Delaware
           III.    Henry J. Kaiser Company                                                   Nevada
           III.    Kaiser Engineers, Inc.                                                      Ohio
                   IV.    KRGW Company (Canada), Inc.                                        Canada
                   IV.    Kaiser Engineers & Builders, Inc.                                Delaware
                   IV.    Kaiser Overseas Engineering, Inc.                                Delaware
                   IV.    Kaiser Engineers and Constructors, Inc.                            Nevada
                          V.   Kaiser Engenharia, S.A. (50%)                               Portugal
                   IV.    Kaiser Engineers International, Inc.                               Nevada
                          V.   Kaiser Panama S.A.                                            Panama
                          V.   Kaiser Engenharia, S.A. (50%)                               Portugal
                   IV.    KE Services Corporation                                          Delaware
     II.   Kaiser Engineers Massachusetts, Inc.                                            Delaware
     II.   Kaiser Government Programs, Inc.                                                Delaware
           III.    Kaiser K-H Holdings, Inc.                                               Delaware
                   IV.    Kaiser-Hill Company, LLC (50%)                                   Colorado
                          V.   Kaiser-Hill Funding Company, L.L.C. (98%)                   Delaware
                   IV.    Kaiser-Hill Funding Company, L.L.C. (1%)                         Delaware
     II.   Kaiser Hanford Company                                                          Delaware
     II.   Kaiser Holdings Unlimited, Inc.                                                 Delaware
           III.    Cygna Consulting Engineers and Project Management, Inc.               California
           III.    Excell Development Construction, Inc.                                   Delaware
           III.    Kaiser Engineers Eastern Europe, Inc.                                   Delaware
                   IV.    Kaiser Netherlands B.V. (10%)                                 Netherlands
           III.    Kaiser Netherlands B.V. (90%)                                        Netherlands
     II.   Kaiser Technology Holdings, Inc.                                                Delaware
           III.    Kaiser Advanced Technology, Inc.                                           Idaho
                   IV.    ICF Kaiser Advanced Technology of New Mexico, Inc.             New Mexico
     II.   Monument Select Insurance Company                                                Vermont
II.          Tudor Engineering Company



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Kaiser Group Holdings, Inc. Report on Form 10-Q for the Second Quarter ended
June 30, 2001.                                                           Page 24